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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated March 15, 2005, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Sun Communities, Inc. on Form 10-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-54718, File No. 333-86237, File No. 333-64271, File No. 333-14595, File No. 333-45273, File No. 333-72461,
File No. 333-30462, File No. 333-72668, File No. 333-82392, File No. 333-19855,
File No. 333-36541, File No. 333-1822 and File No. 333-96769) and on Form S-8
(File No. 333-11923, File No. 333-82479, File No. 333-76400, and File No.
333-76398) of Sun Communities, Inc. of our reports dated March 15, 2005 relating to the 2004 and 2003 consolidated financial statements which appear in this Annual Report on Form 10-K.



/s/ GRANT THORNTON LLP

Southfield, Michigan
March 15, 2005